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                                                                    EXHIBIT 23.3


                            [Ryder Scott Letterhead]




             CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

         As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1996, and to all references to our Firm's name and review included in this registration statement.


                                        /s/ Ryder Scott Company
                                            Petroleum Engineers

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Houston, Texas
May 20, 1996